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                                                                       EXHIBIT 1

            Members of the Executive Committee and Management Board
                                       of
                                       AXA

         The names and titles (for the Executive Committee members) of the Members of the Executive Committee and Management Board of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member's business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA and each individual is a citizen of the Republic of France.

                          Members of the Executive Committee


NAME, BUSINESS ADDRESS                  PRESENT PRINCIPAL OCCUPATION

 Claude Bebear                          Chairman of the Supervisory Board

 Jean-Luc Bertozzi                      Executive Officer, AXA France
                                        Assurances (insurance)

 Alfred Bouckaert                       Chief Executive Officer, AXA Royale
                                        Belge (insurance)

 Donald Brydon (1)                      Chief Executive Officer, AXA
                                        Investment Managers Europe
                                        (asset management)

 Claude Cargou                          Chief Information Officer

*Henri de Castries                      Chairman of the Management Board

*Gerard de La Martiniere                Member of the Management Board;
                                        Chief Financial Officer

*Francoise Colloc'h                     Member of the Management Board;
                                        Group Executive President, Human
                                        Resources, Communication and Synergies

 Claus Michael Dill (3)                 Chairman of the Management Board,
                                        AXA Colonia Konzern AG (insurance)
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NAME, BUSINESS ADDRESS                  PRESENT PRINCIPAL OCCUPATION

 Denis Duverne                          Group Executive Vice President, Finance,
                                        Control and Strategy

 Michael Hegarty (2)                    Vice Chairman and Chief Operating
                                        Officer, AXA Financial, Inc.

*Edward Miller (2)                      Vice-Chairman of the Management Board;
                                        Chief Executive Officer, AXA
                                        Financial, Inc.

 Jean-Marie Nessi                       Chairman and Chief Executive Officer,
                                        AXA Corporate Solutions (insurance)

 Les Owen (1)                           Managing Director, AXA Asia Pacific
                                        Holdings

 Michel Pinault                         Head of Asia-Pacific Business Unit

*Claude Tendil                          Vice-Chairman of the Management Board;
                                        Chairman and Chief Executive Officer of
                                        the Insurance Companies in France

 Patrick Thourot                        Chief of the Central Actuarial
                                        Department

 Mark Wood (1)                          Managing Director, Sun Life &
                                        Provincial Holdings

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(1)  Citizen of the United Kingdom
(2)  Citizen of the United States of America
(3)  Citizen of Germany
*    Member, Management Board

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